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                                                                      Exhibit 21


                        Subsidiaries of the Registrant


               G.P. Snyder Marketing Services, Inc.    Delaware
               Snyder Marketing Services, Inc.         Delaware
               Snyder Direct Services, Inc.            Delaware
               Snyder Complete Target Marketing
               Solutions, Inc.                         Nevada
               MMD, Inc.                               New Jersey
               Sampling Corporation of America         Illinois
               American List Corporation               Delaware
               American Student List Co., Inc.         New York
               Brann Holdings Limited                  United Kingdom
               Brann Limited                           United Kingdom
               Bounty Group Holdings Limited           United Kingdom
               Bounty Holdings Limited                 United Kingdom
               Halliday Jones Sales Limited            United Kingdom
               GEM Communications Inc.                 Connecticut
               Rapid Deployment Group Limited          United Kingdom
               Rapid Deployment Limited                United Kingdom
               PharmFlex, Inc.                         New Jersey